                                                              FINANCIAL STATEMENTS
                                                                   PAGE 1
                AMERICAN ELECTRIC POWER SERVICE CORPORATION
                               BALANCE SHEET
                             DECEMBER 31, 1997
                                (UNAUDITED)
                                                                 Pro Forma
                                                     Per Books  Adjustments   Pro Forma
                                                                (in thousands)
ASSETS
PROPERTY:
  Land . . . . . . . . . . . . . . . . . . . . . . .  $  5,108                $  5,108
  Structures and Improvements. . . . . . . . . . . .   152,469                 152,469
  Office Furniture and Miscellaneous Equipment . . .    71,577                  71,577
      Total Property . . . . . . . . . . . . . . . .   229,154                 229,154
  Accumulated Depreciation and Amortization. . . . .    77,370                  77,370
      NET PROPERTY . . . . . . . . . . . . . . . . .   151,784                 151,784

INVESTMENTS. . . . . . . . . . . . . . . . . . . . .    40,741                  40,741

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .       725     $10,000      10,725
  Accounts Receivable. . . . . . . . . . . . . . . .    89,312                  89,312
  Prepayments. . . . . . . . . . . . . . . . . . . .       514                     514
      TOTAL CURRENT ASSETS . . . . . . . . . . . . .    90,551      10,000     100,551

DEFERRED INCOME TAXES. . . . . . . . . . . . . . . .    13,032                  13,032

REGULATORY ASSETS. . . . . . . . . . . . . . . . . .     8,607                   8,607

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .     2,684                   2,684

               TOTAL . . . . . . . . . . . . . . . .  $307,399     $10,000    $317,399

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 2
                AMERICAN ELECTRIC POWER SERVICE CORPORATION
                               BALANCE SHEET
                             DECEMBER 31, 1997
                                (UNAUDITED)
                                                                 Pro Forma
                                                     Per Books  Adjustments   Pro Forma
                                                               (in thousands)
CAPITALIZATION AND LIABILITIES
CAPITAL STOCK - Authorized, 20,000 Shares
  $100 Par Value;
  Issued and Outstanding 13,500 Shares . . . . . . .  $  1,350                 $  1,350

LONG-TERM DEBT . . . . . . . . . . . . . . . . . . .    56,100    $ 20,000       76,100

OTHER NONCURRENT LIABILITIES:
  Obligations Under Capital Leases . . . . . . . . .    46,363                   46,363
  Accrued Pension. . . . . . . . . . . . . . . . . .    40,033                   40,033
  Other. . . . . . . . . . . . . . . . . . . . . . .    26,900                   26,900
          TOTAL OTHER NONCURRENT LIABILITIES . . . .   113,296                  113,296

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year . . . . . . . .    15,000     (10,000)       5,000
  Accounts Payable . . . . . . . . . . . . . . . . .    52,875                   52,875
  Accrued Vacation Pay . . . . . . . . . . . . . . .    16,870                   16,870
  Accrued Payroll. . . . . . . . . . . . . . . . . .    14,962                   14,962
  Obligations Under Capital Leases . . . . . . . . .    14,111                   14,111
  Other. . . . . . . . . . . . . . . . . . . . . . .    10,969                   10,969
      TOTAL CURRENT LIABILITIES. . . . . . . . . . .   124,787     (10,000)     114,787

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . . . .     1,054                    1,054

DEFERRED AMOUNTS DUE TO AFFILIATES FOR
  INCOME TAX BENEFITS. . . . . . . . . . . . . . . .     7,241                    7,241

DEFERRED CREDITS . . . . . . . . . . . . . . . . . .     3,571                    3,571

               TOTAL . . . . . . . . . . . . . . . .  $307,399    $ 10,000     $317,399

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 3
                AMERICAN ELECTRIC POWER SERVICE CORPORATION
                               BALANCE SHEET
                             DECEMBER 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                      Debit     Credit
                                                                       (in thousands)
1) Cash and Cash Equivalents . . . . . . . . . . . . . . . . . . . . $20,000
     Long-term Debt. . . . . . . . . . . . . . . . . . . . . . . . .           $20,000

   To record the issuance of $20,000,000 long-term debt.

2) Long-term Debt Due Within One Year. . . . . . . . . . . . . . . . $10,000
     Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $10,000

   To record the retirement of $10,000,000, 5.29% Notes Payable to Banks due October 14, 1998 at a price of 100%.

                                                              FINANCIAL STATEMENTS
                                                                  PAGE 3A
                AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     STATEMENT OF INCOME AND EXPENSES
                   TWELVE MONTHS ENDED DECEMBER 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                          Increase
                                                                         (Decrease)
                                                                       (in thousands)
Interest on Long-term Debt @ 6-1/2%*                                =      $1,300

Interest on Notes Payable to Banks @ 5.29%                          =        (529)

Federal Income Taxes @ 35%                                          =        (270)

Increase in Billings to Affiliates                                  =         501

To reflect the pro forma changes in interest charges associated with the proposed transactions, the related federal income tax effect and the increase in billings to affiliated companies.


* Rate assumed solely for the purpose of these Pro Forma Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 4
                AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     STATEMENT OF INCOME AND EXPENSES
                    TWELVE MONTHS ENDED MARCH 31, 1997
                                (UNAUDITED)
                                                         Pro Forma
                                                Per Books     Adjustments     Pro Forma
                                                            (in thousands)
INCOME:
  Services Rendered to Affiliated Companies. .   $455,856        $ 501         $456,357
  Miscellaneous Income . . . . . . . . . . . .        614                           614
         TOTAL INCOME. . . . . . . . . . . . .    456,470          501          456,971

EXPENSES:
  Salaries and Wages . . . . . . . . . . . .      228,151                       228,151
  Outside Services Employed. . . . . . . . .       84,671                        84,671
  Employee Pensions and Benefits . . . . . .       40,471                        40,471
  Office Supplies and Services . . . . . . .       43,486                        43,486
  Rents. . . . . . . . . . . . . . . . . . .       28,010                        28,010
  Taxes Other Than Federal Income Taxes. . .       19,745                        19,745
  Depreciation and Amortization. . . . . . .        4,006                         4,006
  Miscellaneous. . . . . . . . . . . . . . .        3,635                         3,635
         TOTAL EXPENSES. . . . . . . . . . .      452,175                       452,175

INCOME BEFORE INTEREST CHARGES AND
  FEDERAL INCOME TAXES . . . . . . . . . . .        4,295          501            4,796

INTEREST CHARGES . . . . . . . . . . . . . .        7,377          771            8,148

LOSS BEFORE FEDERAL INCOME TAXES . . . . . .       (3,082)        (270)          (3,352)

FEDERAL INCOME TAX CREDIT. . . . . . . . . .       (3,082)        (270)          (3,352)

NET INCOME . . . . . . . . . . . . . . . . .     $   -           $ -           $   -

The Pro Forma Adjustments are shown on Page 3A of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 5
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1997
                                (UNAUDITED)
                                                                  Pro Forma
                                                      Per Books  Adjustments  Pro Forma
                                                               (in thousands)
ASSETS
ELECTRIC UTILITY PLANT:
  Production . . . . . . . . . . . . . . . . . . . . $ 9,493,158            $ 9,493,158
  Transmission . . . . . . . . . . . . . . . . . . .   3,501,580              3,501,580
  Distribution . . . . . . . . . . . . . . . . . . .   4,654,234              4,654,234
  General (including mining assets and nuclear fuel)   1,604,671              1,604,671
  Construction Work in Progress. . . . . . . . . . .     342,842                342,842
      Total Electric Utility Plant . . . . . . . . .  19,596,485             19,596,485
  Accumulated Depreciation and Amortization. . . . .   7,963,636              7,963,636

      NET ELECTRIC UTILITY PLANT . . . . . . . . . .  11,632,849             11,632,849

OTHER PROPERTY AND INVESTMENTS . . . . . . . . . . .   1,358,810              1,358,810

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .      91,481    $10,000     101,481
  Accounts Receivable (net). . . . . . . . . . . . .     667,518                667,518
  Fuel . . . . . . . . . . . . . . . . . . . . . . .     224,967                224,967
  Materials and Supplies . . . . . . . . . . . . . .     263,613                263,613
  Accrued Utility Revenues . . . . . . . . . . . . .     189,191                189,191
  Prepayments. . . . . . . . . . . . . . . . . . . .      81,366                 81,366

      TOTAL CURRENT ASSETS . . . . . . . . . . . . .   1,518,136     10,000   1,528,136

REGULATORY ASSETS. . . . . . . . . . . . . . . . . .   1,817,540              1,817,540

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .     288,011                288,011

               TOTAL . . . . . . . . . . . . . . . . $16,615,346    $10,000 $16,625,346

The Pro Forma Adjustments are shown on Page 7 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 6
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1997
                                (UNAUDITED)
                                                                  Pro Forma
                                                      Per Books  Adjustments  Pro Forma
                                                               (in thousands)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common Stock - Par Value $6.50; Shares
    Authorized - 300,000,000; Shares Issued -
    198,989,981, of which 8,999,992 were held
    in the treasury. . . . . . . . . . . . . . . . . $ 1,293,435             $ 1,293,435
  Paid-in Capital. . . . . . . . . . . . . . . . . .   1,778,782               1,778,782
  Retained Earnings. . . . . . . . . . . . . . . . .   1,605,017               1,605,017
      Total Common Shareholders' Equity. . . . . . .   4,677,234               4,677,234
  Cumulative Preferred Stocks of Subsidiaries:
    Not Subject to Mandatory Redemption. . . . . . .      46,724                  46,724
    Subject to Mandatory Redemption. . . . . . . . .     127,605                 127,605
  Long-term Debt . . . . . . . . . . . . . . . . . .   5,129,463   $ 20,000    5,149,463

      TOTAL CAPITALIZATION . . . . . . . . . . . . .   9,981,026     20,000   10,001,026

OTHER NONCURRENT LIABILITIES . . . . . . . . . . . .   1,246,537               1,246,537

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year . . . . . . . .     294,454    (10,000)     284,454
  Short-term Debt. . . . . . . . . . . . . . . . . .     555,075                 555,075
  Accounts Payable . . . . . . . . . . . . . . . . .     353,256                 353,256
  Taxes Accrued. . . . . . . . . . . . . . . . . . .     380,771                 380,771
  Interest Accrued . . . . . . . . . . . . . . . . .      76,361                  76,361
  Obligations Under Capital Leases . . . . . . . . .     101,089                 101,089
  Other. . . . . . . . . . . . . . . . . . . . . . .     322,687                 322,687

      TOTAL CURRENT LIABILITIES. . . . . . . . . . .   2,083,693    (10,000)   2,073,693

DEFERRED INCOME TAXES. . . . . . . . . . . . . . . .   2,560,921               2,560,921

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . . . .     376,250                 376,250
DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2. . . . . . . . . . . . . . .     231,320                 231,320
DEFERRED CREDITS . . . . . . . . . . . . . . . . . .     135,599                 135,599

               TOTAL . . . . . . . . . . . . . . . . $16,615,346   $ 10,000  $16,625,346

The Pro Forma Adjustments are shown on Page 7 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 7
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                    Debit     Credit
                                                                     (in thousand)
1) Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $20,000
     Long-term Debt . . . . . . . . . . . . . . . . . . . . . . .            $20,000

   To record the issuance of $20,000,000 long-term debt by American Electric Power Service Corporation.

2) Long-term Debt Due Within One Year . . . . . . . . . . . . . .  $10,000
     Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $10,000

   To record the retirement of $10,000,000, 5.29% Notes
   Payable to Banks due October 14, 1998 at a price of 100% by American Electric Power Service Corporation.

                                                              FINANCIAL STATEMENTS
                                                                  PAGE 7A
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENT OF INCOME
                   TWELVE MONTHS ENDED DECEMBER 31, 1997
                           PRO FORMA ADJUSTMENTS
                                                                          Increase
                                                                         (Decrease)
                                                                       (in thousands)
Interest on Long-term Debt @ 6-1/2%*                                =      $1,300

Interest on Notes Payable to Banks @ 5.29%                          =        (529)

Federal Income Taxes @ 35%                                          =        (270)

To reflect the pro forma changes in interest charges associated with the proposed transactions and the related federal income tax effect.


* Rate assumed solely for the purpose of these Pro Forma Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 8
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENT OF INCOME
                   TWELVE MONTHS ENDED DECEMBER 31, 1997
                                (UNAUDITED)
                                                              Pro Forma
                                               Per Books     Adjustments     Pro Forma
                                                           (in thousands)
OPERATING REVENUES . . . . . . . . . . . . .   $6,161,368                    $6,161,368

OPERATING EXPENSES:
  Fuel . . . . . . . . . . . . . . . . . . .    1,627,066                     1,627,066
  Purchased Power. . . . . . . . . . . . . .      416,266                       416,266
  Other Operation. . . . . . . . . . . . . .    1,227,368                     1,227,368
  Maintenance. . . . . . . . . . . . . . . .      483,268                       483,268
  Depreciation and Amortization. . . . . . .      591,071                       591,071
  Taxes Other Than Federal Income Taxes. . .      490,595                       490,595
  Federal Income Taxes . . . . . . . . . . .      341,280       $(270)          341,010

         TOTAL OPERATING EXPENSES. . . . . .    5,176,914        (270)        5,176,644

OPERATING INCOME . . . . . . . . . . . . . .      984,454         270           984,724

NONOPERATING INCOME. . . . . . . . . . . . .       59,572                        59,572

INCOME BEFORE INTEREST CHARGES AND
  PREFERRED DIVIDENDS. . . . . . . . . . . .    1,044,026         270         1,044,296

INTEREST CHARGES . . . . . . . . . . . . . .      405,815         771           406,586

PERFERRED STOCK DIVIDEND REQUIREMENTS
  OF SUBSIDIARIES. . . . . . . . . . . . . .       17,831                        17,831
INCOME BEFORE EXTRAOORDINARY ITEM. . . . . .      620,380        (501)          619,879
EXTRAORDINARY LOSS - U.K. WINDFALL TAX . . .     (109,419)                     (109,419)

NET INCOME . . . . . . . . . . . . . . . . .   $  510,961       $(501)       $  510,460

AVERAGE NUMBER OF SHARES OUTSTANDING . . . .      189,039                       189,039

EARNINGS PER SHARE:
  Before Extraordinary Item. . . . . . . . .        $3.28                         $3.28
  Extraordinary Loss . . . . . . . . . . . .        (0.58)                        (0.58)
  Net Income . . . . . . . . . . . . . . . .        $2.70                         $2.70

CASH DIVIDENDS PAID PER SHARE. . . . . . . .        $2.40                         $2.40

The Pro Forma Adjustments are shown on Page 7A of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                   PAGE 9
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                   TWELVE MONTHS ENDED DECEMBER 31, 1997
                                (UNAUDITED)
                                                                (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . .  $1,547,746

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     510,961

DEDUCTIONS:
  Cash Dividends Declared. . . . . . . . . . . . . . . . . . . . . . .     453,453
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         237

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .  $1,605,017